UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) December 3, 2008
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
          On December 3, 2008, in response to the challenging economic environment, DuPont committed to a global initiative to reduce costs and improve profitability across its businesses. The plan will result in one-time pretax charges to earnings of about $500 million in the fourth quarter 2008, comprised of approximately $300 million of severance and related benefits costs, about $120 million of asset write-offs and about $80 million of impairment charges. DuPont expects to incur approximately $60 million of other costs between 2009 and 2010, primarily related to dismantlement and removal costs and accelerated depreciation associated with implementation of the plan. Future cash expenditures are anticipated to be approximately $330 million related to this initiative, comprised of about $300 million for the payment of severance and related benefits and approximately $30 million primarily related to dismantlement and removal costs.
          Under the plan, DuPont will eliminate approximately 2,500 positions, principally from those in Western Europe and the United States serving motor vehicle and construction markets. DuPont will also reduce the number of contract personnel by about 4,000. DuPont expects this initiative to be substantially complete in 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

December 4, 2008

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